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                               Fulton Financial
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                                  CORPORATION

           FOR IMMEDIATE RELEASE      Fulton Financial Contact: Laura J. Wakeley
           Full text available on PR NEWSWIRE           Office: (717) 291-2831



                    Fulton Financial Corporation to Acquire
                        Skylands Financial Corporation


     (February 23) -- Lancaster, Pa. - Fulton Financial Corporation (NASDAQ:
FULT), the fourth largest bank holding company based in Pennsylvania, with assets of $6.1 billion, has signed a definitive agreement to acquire Skylands Financial Corporation (NASDAQ Small Cap: SKCB), based in Hackettstown, New Jersey. Skylands Financial's sole banking subsidiary is Skylands Community Bank, which will operate as a subsidiary of Fulton Financial after the transaction.

     Rufus A. Fulton, Jr., chairman, president and chief executive officer of Fulton Financial Corporation, and Michael Halpin, president and chief executive officer of Skylands Financial Corporation, made the merger announcement jointly today.

     "This acquisition is a natural extension of our franchise," said Fulton. "It is consistent with our strategy to acquire well-managed banks in high growth areas, and Skylands Financial's employees fit in well with our own corporate culture."

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Page 2... FULTON FINANCIAL TO ACQUIRE
          SKYLANDS FINANCIAL CORP.

     Halpin said of Skylands' affiliation with Fulton Financial, "This merger with Fulton Financial is truly a winning situation for our customers and our community. We'll still retain the Skylands Community Bank name and our own management team and directors. We will make our decisions locally and remain actively and personally involved with the communities and customers we serve," he said. "But we'll also be able to offer our customers a higher lending capacity and additional products including investment management and cash management services. We will also be able to continue to grow the Skylands Community Bank franchise in the northwestern New Jersey region."

     Fulton Financial will acquire all issued and outstanding shares of common stock of Skylands Financial. According to the merger agreement, each share of Skylands Financial's common stock outstanding at the time of the merger will be exchanged for .78 shares of Fulton Financial common stock. Based on the $16.125 per share closing price of Fulton Financial on February 22nd, the value per share of Skylands Financial's stock is $12.58. This price equates to 13.7 times estimated trailing 12-month earnings, and a multiple of 2.01 times Skylands' book value as of December 31, 1999. As of year end, Skylands had outstanding
2.5 million shares of common stock, and options for approximately 308,000 additional shares.

     In connection with this merger, the board of directors of Fulton Financial Corporation has approved a special stock repurchase program to buy back two million shares of its stock, which is approximately the number of shares that would be issued through the acquisition. The board previously approved, on December 21, 1999, a plan to repurchase one million shares of its own stock.

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Page 3... FULTON FINANCIAL TO ACQUIRE
          SKYLANDS FINANCIAL CORP.

     Skylands Financial, with $225 million in assets, is based in Hackettstown and operates eight community banking offices in Morris, Warren and Sussex Counties.

     The acquisition is subject to approval by bank regulatory authorities and Skylands Financial shareholders. It is expected to close during the third quarter of 2000.

     Fulton Financial currently operates more than 150 banking offices in Pennsylvania, Maryland, Delaware and New Jersey through eleven affiliate banks:
Fulton Bank, Lancaster; Lebanon Valley Farmers Bank, Lebanon; Swineford National Bank, Middleburg; Lafayette Ambassador Bank, Easton; FNB Bank, N.A., Danville; Great Valley Bank, Reading; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE: The Bank of Gloucester County, Woodbury, NJ; The Woodstown National Bank and Trust Co., Woodstown, NJ; and The Peoples Bank of Elkton, Elkton, MD.

     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
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